Exhibit 99.1
5 May 2017
KENNEDY WILSON EUROPE REAL ESTATE PLC
(“KWE”, the “Company” or the “Group”)

Q1-17 BUSINESS UPDATE

Kennedy Wilson Europe Real Estate Plc (LSE: KWE), an LSE listed property company that invests in real estate across the UK, Ireland, Spain and Italy, today announces its Q1 Business Update for the period from 1 January 2017 to 31 March 2017 (the “Period”).
Highlights in the Period:

•	Total portfolio value[1] stands at £2,878.2 million across 219 properties including two loan portfolios, generating annualised topped-up NOI of £161.9 million

•	Property portfolio occupancy of 93.4% with WAULT of 7.3 years (9.2 years to expiry)

•	36 commercial lease transactions signed delivering £3.0 million of incremental annual income, 15.3% ahead of previous passing rents and 3.0% ahead of valuers’ ERVs

•	Successful conclusion of our largest rent review with the Telegraph Media Group at 111 Buckingham Palace Road (BPR), delivering 21% growth over previous passing rents

•	Quarterly interim dividend of 12.0 pence per share, as announced on 28 April 2017

•	Group net debt of £1,226.6 million with a weighted average interest rate of 3.0%, a weighted average term to maturity of 5.8 years and an LTV of 42.6%

•	Ample liquidity with £442.0 of cash and £225.0 million of undrawn facilities
Highlights post Period:

•	£40.1 million of disposals completed, including post Period end, delivering a return on cost of 35.2% and a premium over book value of 5.4%

•
11 commercial leases completed, 2.9% ahead of previous passing rents and 11.0% ahead of valuers’ ERVs; with 32 deals in solicitors’ hands, which would add c. £1 million of incremental annual income when complete

•
On 24 April 2017 KWE and Kennedy-Wilson Holdings, Inc. announced a recommended all-share merger – details can be found on KWE’s website www.kennedywilson.eu/investors/kwhi-and-kwe-proposed-merger/. The Scheme Document will contain updated valuations reported on in accordance with Rule 29 of the UK Takeover Code.

Charlotte Valeur, Chair of Kennedy Wilson Europe Real Estate Plc, commented:
“KWE continues to deliver strong operational and asset management successes across the portfolio, underpinning the robust cash flows of the existing portfolio. The Board was pleased to announce an interim quarterly dividend of 12.0 pence per share for the Period, which sees the Company on track to deliver an annualised dividend of 48.0 pence per share. The Board believes the current dividend is both sustainable and offers an attractive dividend yield.”
Mary Ricks, President and CEO of Kennedy Wilson Europe, added:
“The portfolio has continued to benefit from strong underlying fundamentals, which has translated into another active quarter of commercial lease transactions with big wins at Buckingham Palace Road, Watford and Stillorgan in Dublin. We continue to deploy accretive capital expenditure across our own portfolio through our value enhancing refurbishment programme including the refurbishment of the third floor at BPR in London, a new reception at the Chase Building, the extension of the Tesco unit at Stillorgan and the redevelopment of School House Lane, all in Dublin.

Portfolio value is based on valuation by external valuers CBRE & Colliers (for direct property portfolio) and Duff & Phelps (for loan portfolio) at 31 December 2016 adjusted for acquisitions, capital expenditure and disposals in the Period; the investment portfolio is revalued on a semi-annual basis, at 30 June and 31 December each year, by third party external valuers appointed by the Group.

Q1-17 BUSINESS UPDATE

“Our PRS operation is going from strength to strength delivering strong NOI uplifts at both Vantage in Dublin and Pioneer Point in London, where we are offering a professionalised product that is unique to each of these submarkets. We are particularly pleased with the progress of our large capital expenditure programme at Pioneer Point, where we have delivered the South tower and are relaunching the building in June 2017 with new exciting tenant amenities, which will clearly differentiate the offering.”
Portfolio management:
Table 1: Q1 2017 asset management transactions

	No. of lease transactions	Commercial area (sq ft)	Incremental annual income (£m)	Lease length /term ext’n to break	Lease length /term ext’n to expiry
GBP	26	751,300	2.6	7.4	7.8
IRL	7	80,000	0.2	12.3	20.0
ESP	3	3,500	0.2	4.7	8.5
Total	36	834,800	3.0	8.2	9.8

	No. of lease transactions	Commercial area (sq ft)	Incremental annual income (£m)	% ahead of prev. rent	% ahead of valuers’ ERV
Lettings	10	35,700	0.9	Na	0.3
Re-gears	20	633,800	0.7	11.7	6.8
Rent reviews	6	165,300	1.4	18.1	0.5
Total	36	834,800	3.0	15.3	3.0
Leasing
We completed 36 commercial lease transactions in the Period, contributing £3.0 million of incremental annual income, which were 15.3% ahead of previous passing rents and 3.0% ahead of valuers’ ERVs.
It has been a particularly active quarter in terms of UK commercial leasing with 26 separate transactions securing £15.3 million of annualised rent and producing £2.6 million of incremental annual income, 16.0% ahead of previous passing rents.
Rent reviews were the standout performer, notably driven by our largest rent review with the Telegraph Media Group, after the successful completion of our comprehensive refurbishment and extension of the main reception and Sky Lobby at BPR in Q4 2016. The conclusion of this rent review delivered 21% growth over previous passing rent.
New lettings, such as the 10-year lease to ASOS at Leavesden Park, Watford and re-gears, such as the Tesco at Stillorgan Shopping Centre, Dublin (both announced on 28 April 2017) contributed to the attractive average term on new leases and extensions on re-gears of 8.2 years (9.8 years to expiry) which in turn improved the overall portfolio WAULT to 7.3 years, up from 7.1 years at December 2016.
PRS renewal and letting activity was strong over the Period with 240 lease transactions completed, adding £1.6 million of annualised NOI. Our leasing efforts at our newly developed 166-unit Block K at Vantage continue to exceed our targets having already let 153 units (92%) since leasing commenced in October 2016.

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The movement in like-for-like annualised topped-up NOI was -0.5% in the Period, owing to specific UK lease rollovers, at Marathon House (Aberdeen) and the third floor at BPR (London), where we are relaunching the building and we expect to be able to capitalise on significant reversion of this space. Excluding Aberdeen, which is significantly affected by the oil price market, the like-for-like annualised topped-up NOI growth is +1.0% in the Period. We are engaged in multiple discussions with occupiers at both assets.
We have achieved a number of notable lease transactions in the Period, which are summarised below.
Table 2: Notable Q1-17 lease transactions

Scheme					Lease transaction
	Acq’n port.	Property, city	Sector	Area (sq ft)	Type	Tenant	Area (sq ft)	Term (years)	+/-% over prev rent
GBP	BPR	Buckingham Palace Road, London	Office	224,100	Rent review	Telegraph Media Group	125,100	Na	+21
GBP	BPR	Buckingham Palace Road, London	Office	224,100	Rent review	Regus	30,900	Na	+9
GBP	SEO	Leavesden Park, Watford	Office	196,300	Re-letting	ASOS plc	74,000	10	+7
GBP	BPR	Buckingham Palace Road, London	Office	224,100	Re-letting	Metalogix	6,400	5	+78
GBP	Tiger	Units 1-3, McConell Drive, Wolverton	Industrial	295,800	Re-gear	Electrolux	295,800	5	-
GBP	Gatsby	Southampton Road, Fareham	Retail	40,900	Re-gear	B&Q Plc	40,900	10	-
GBP	SEO	Discovery Place, Farnborough	Office	141,900	Re-gear	Hilson Moran	21,400	9	+8
GBP	Artemis	Staines Road Retail Park, Hounslow	Retail	24,400	Re-gear	Halfords	12,200	10	+2
GBP	Jupiter	Friars Bridge Court, London	Office	99,100	Re-gear	Reevoo Limited	8,900	2	+57
IRL	Opera	Stillorgan S.C., Co. Dublin	Retail	142,300	Re-gear	Tesco	33,400	15[1]	+10

1. 25-year lease with tenant break option at year 15
Key asset management initiatives
UK

•
At 111 Buckingham Palace Road, London, SW1 (224,100 sq ft office), completion of the extension and refurbishment of the reception and Sky Lobby in November 2016 enabled us to deliver on strong rental growth in Q1 2017 with the completion of rent reviews with the Telegraph Media Group and Regus. We have now commenced a refurbishment of the third floor following Advent’s lease expiry in February 2017 and will relaunch the building as part of re-letting this space, where we expect to crystallise a material reversion with the aim of driving our rental tone higher.

•
At Leavesden Park, Watford (SEO portfolio, 196,300 sq ft office), we have successfully completed a surrender with BT simultaneously with an agreement for lease with ASOS on 74,000 sq ft at improved rent, making this one of the largest lettings of the year in the South East office market.

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The letting is subject to completion of works, including a CAT A refurbishment and provision of a new entrance, the works for which have commenced.

•
At Friars Bridge Court, London, SE1, (Jupiter portfolio, 99,100 sq ft office), we have agreed two-year extensions on almost all of the space in the building as part of our near-term strategy, maintaining our optionality on our planning consent for a redevelopment of the building, whilst growing rents in excess of 50% on average.

•
At Fairmont, St Andrews (209 room 5-star hotel), with the common area refurbishments completed in Q4 2016, the hotel is benefiting from less disruption to its operation and is starting to see improved ADRs. These works are complemented by the continued bedroom refurbishment programme, which we expect will complete in June 2017. These projects complete the transformation of this iconic hotel and will help drive ADR and occupancy.

•
At Pioneer Point, Ilford, IG1 (294 PRS units), we have completed the capital expenditure programme on the 135-unit South tower, and the conversion of the void commercial space into tenant amenity space is expected to complete in early Q2 2017 when we will formally relaunch the building. This will support rental values and our leasing programme. We have continued transitioning the existing units from short term lets to ASTs (Assured Shorthold Tenancies) in the North tower and we expect NOI growth in 2017 as we stabilise both towers and offer a professionally managed PRS product.

•	We are on site at The Horizon Centre, Epsom (Tiger portfolio, 29,500 sq ft office), where we are comprehensively refurbishing the asset. We expect to deliver the refurbished space in Q3 2017.
Ireland

•
At Block K, Phase II of Vantage, Central Park, Dublin 18 (166 new build PRS units and 15,000 sq ft of new commercial space), practical completion of this development was achieved at the end of July 2016, when unit fit-out works commenced. We began letting units in October 2016 and by the end of Q1 2017, 92% of the units were let (153 out of 166 units). Within six months, both the rents achieved and leasing velocity are ahead of business plan. KWE’s total ownership at Vantage, Central Park is now 442 PRS units and 33,500 sq ft of commercial space, making it one of the largest professionally managed PRS schemes in Dublin.

•
At The Chase in Dublin 18 (175,600 sq ft office), planning permission was received in the Period and works commenced on the refurbishment of the reception space and common areas which are scheduled to complete by the end of Q2 2017. The new reception will transform the arrival experience and bolster the leasing campaign for this prime building in the South suburbs.

•
At Stillorgan Shopping Centre, Co. Dublin, (Opera portfolio, 142,300 sq ft retail), we are continuing our plans to reconfigure the centre. In the Period, an agreement for lease was signed with Tesco for a new 25-year lease (15 years term-certain) for an enlarged store which will facilitate a consolidation from three to two locations within the centre. Work commenced on the extension in March 2017, with practical completion expected by the end of the year. The transaction will also unlock new asset management opportunities from the surrendered space to further improve the tenant mix and increase the rent roll. Adjacent to the centre, at our Leisureplex site (acquired 2016), we are at design stage of an exciting new commercial scheme.

•
At Portmarnock Hotel & Golf Links, Co. Dublin (135 room 4-star hotel), we completed the renovation of all meeting rooms, the Jameson Bar, upgraded the main kitchen and the Strand wedding suite, where we have already booked 46 weddings in 2017 compared to 25 for all of

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Q1-17 BUSINESS UPDATE

2016. We expect this to be a significant NOI driver over time. This work complements the extensive renovation that was carried out to the property in 2016.

•
At School House Lane, Dublin 2 (c. 16,000 sq ft office redevelopment), works are progressing well. The steel frame for the upper floor extension is now in place and we are on target for practical completion in summer 2017. Our leasing campaign pursuing an SME HQ occupier for this new development commenced in Q1 2017 with positive momentum.

Spain

•
At Puerta del Sol 9, Madrid (37,000 sq ft commercial/residential conversion to retail redevelopment), which is located on one of Madrid’s busiest squares, we have submitted a planning application to convert the asset to retail use as a flagship store in May 2016 and have received positive preliminary feedback from both the municipality and potential retail tenants. We anticipate starting works in Q4 2017.

•
At Moraleja Green Shopping Centre, Madrid, (324,800 sq ft retail) in the affluent north Madrid suburbs, we plan significant enhancement works to update and upgrade the centre. We commenced our capex works in Q1 2017 and phased completions are being targeted throughout 2017 and 2018. The first phase includes a complete renovation of the garden / restaurant area adjacent to the South Building with anticipated completion in Q3 2017, which will help drive footfall to the centre and will significantly enhance the aesthetic of the property.

Investments:
We have been net neutral in the Period, completing on £10.6 million of disposals, at attractive metrics, and investing £13.7 million across our redevelopment and refurbishment programmes, primarily across the UK and Ireland. Including the post Period end completion of Harlow, sales proceeds were £40.1 million, generating a return on cost of 35.2% and an attractive yield spread over the yield on cost of 223bps.
Our sale of Edinburgh Gate, Harlow (SEO portfolio, 141,200 sq ft office), post Period end, recognised a return on cost of 38.3% over a hold period of 21 months at a premium to December 2016 book value of 7.3%.  We executed our asset management plan by agreeing a material surrender premium from the existing tenant, who we knew was looking to downsize, and agreeing a simultaneous sale with a residential developer.  We took advantage of higher values for residential use in a location close to transport to Central London rather than re-letting into a small local office market.

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Disposals
Table 3: Q1-17 disposals, including PPE completions

	Area (000 sq ft)	No. of assets	Sale proceeds (£m)	Hold period (months)	ROC (%)	Yield spread[1] (bps)	EPRA Occup’y (%)
Office	141	1	29.5	21	38	243	100
Retail	22	4	9.9	24	27	167	100
Development	-	-	0.7	26	27	-	-
Q1-17 disposals	163	5	40.1	22	35	223	100

1.	Yield spread between acquisition yield on cost and disposal yield

Financial position:
At Period end, cash and cash equivalents stood at £442.0 million and the Group had approximately £1,668.6 million of total debt financing drawn. Foreign currency movements were offset by a combination of natural hedging through local currency borrowing and derivative instruments, such as cross currency swaps where 87% of Euro assets are hedged in the manner.
Secured debt principal totalling £18.3 million was repaid in the Period and unsecured debt now represents 58% of all debt drawn.
At Period end, the weighted average interest rate was 3.0%, consistent with the cost of debt at year-end, with 93% of our debt either fixed or hedged via caps. The average term to maturity was 5.8 years (December 2016: 6.1 years).
LTV was 42.6%, slightly down from year-end at 42.8% and well within our long-term target range of 40-45%. Our total liquidity (cash plus undrawn facilities) stood at £667.0 million.

Table 4: Liquidity and LTV

(£m)	At Period end
Cash	442.0
Undrawn facilities (RCF)	225.0
Total liquidity	667.0
Total drawn debt	1,668.6
Net debt	1,226.6
Portfolio value	2,878.2
LTV (%)	42.6
Outlook:
Our portfolio continues to benefit from active occupational demand across our core sectors and geographies, with the UK contributing to our largest asset management wins in the Period. As we move into Q2, we have strong momentum on the leasing front, and we continue to be in active dialogue with our tenants looking to re-gear. Our portfolio is weighted towards the lower end of prime rental rates, which we believe is providing the right space for occupiers at attractive total occupational costs.
Our target geographies of the UK, Ireland, Spain and Italy all exhibit good underlying fundamentals and, in particular, UK investment and occupational market sentiment remains resilient since the EU referendum. This is also backed by the latest RICS survey.

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Q1-17 BUSINESS UPDATE

We continue to pursue our core sectors of office, retail, industrial and PRS. Across offices, particularly in Dublin and the South Dublin suburbs, we are witnessing solid indications of Brexit related enquiries, although we continue to believe that these will take time execute. Our Dublin PRS platform, which is already delivering lease up rates well ahead of business plans is also well placed to further benefit from Brexit related relocations. We will continue to pursue a build-to-rent strategy to grow our PRS portfolio, as our development team has proven its ability to build ground-up product on time and on budget at attractive returns.
In the context of continued market uncertainties, our portfolio is attractively placed, being well diversified, with a long WAULT of 7.3 years (9.2 years to expiry), good occupancy of 93.4% and strong in-place income with a portfolio yield on cost of 6.5% against a relatively low cost of debt of 3.0%. Our strong asset management expertise, capital discipline and bottom up stock selection continue to be key to delivering strong risk-adjusted returns.
Fees:
Investment Management fee
Based on an EPRA NAV of £1,541.7 million (1,222.3 pence per share), at the end of the Period, excluding revaluations which are carried out semi-annually on 30 June and 31 December, a quarterly management fee of £3.9 million is payable to KW Investment Management Ltd, as investment manager to the Group. This fee is payable 50% in cash and 50% in shares, where the new shares component is expected to be settled through market purchases of existing shares.
Dividends:
The directors of the Company had resolved to pay an interim quarterly dividend of 12.0 pence per share, previously announced on 28 April 2017.

Dividend event	Declared	Ex-dividend	Record	Payment
Date	28-Apr-17	11-May-17	12-May-17	31-May-17
Exchange rate:
Where amounts in this document are presented in both £ and €, the £ amount has been calculated based on an exchange rate of €1:£0.84852 which was the rate on 31 March 2017.

-Ends-

For further information, please contact:

Investors Juliana Weiss Dalton, CFA +44 (0) 20 7479 7429 JWeissDalton@kennedywilson.eu	Press Dido Laurimore/ Tom Gough +44 (0) 20 3727 1000 kennedywilson@fticonsulting.com

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About Kennedy Wilson Europe Real Estate Plc
Kennedy Wilson Europe Real Estate Plc is an LSE listed property company that invests in real estate across the UK, Ireland, Spain and Italy. It aims to generate superior shareholder returns by unlocking value of under-resourced real estate across its target geographies. Its existing portfolio is primarily invested across office and retail in the UK and Ireland, weighted towards London, the South East and Dublin. For further information on Kennedy Wilson Europe Real Estate Plc, please visit www.kennedywilson.eu

About Kennedy Wilson (Investment Manager)
Kennedy Wilson Europe Real Estate Plc is externally managed by a wholly-owned Jersey incorporated subsidiary of Kennedy Wilson.
Kennedy Wilson (NYSE:KW) is a global real estate investment company. KW owns, operates, and invests in real estate both on its own and through its investment management platform. KW focuses on multifamily and commercial properties located in the Western U.S., UK, Ireland, Spain, Italy and Japan. To complement its investment business, KW also provides real estate services primarily to financial services clients. For further information on Kennedy Wilson, please visit www.kennedywilson.com

Forward Looking Statements
This announcement may contain certain forward-looking statements with respect to Kennedy Wilson Europe Real Estate Plc (the “Company”) and its subsidiaries (together, the “Group”), and the Group’s financial condition, results of operations, business, future plans and strategies, anticipated events or trends, and similar matters, that are not historical facts. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results of operations, performance or achievements of the Group or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements speak only as at the date of this announcement. The Company undertakes no obligation to release publicly any revisions or updates to these forward-looking statements to reflect future events, circumstances, unanticipated events, new information or otherwise except as required by law or any appropriate regulatory authority.

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Appendix at 31 March 2017
UK portfolio summary

			Portfolio	Ann.	EPRA	Acq’n
	Area	No. of	value[1]	TU NOI[2]	TU NIY[3]	YOC	WAULT	Occup'y
Sector	(m sq ft)	assets	(£m)	(£m)	(%)	(%)	(years)	(%)
Office	2.7	30	829.8	52.0	5.9	6.8	4.6	92.5
Retail	1.9	94	337.3	23.3	6.5	6.9	8.5	96.8
Industrial	2.8	26	172.3	11.5	6.3	7.4	7.3	91.4
Leisure	0.4	7	89.0	5.2	5.5	6.6	12.8	97.0
Residential	0.1	1	85.9	2.1	2.3	2.9	-	92.0
Property Total	7.9	158	1,514.3	94.1	5.8	6.7	6.4	93.5
Development	-	-	-	-	-	-	-	-
Hotel	-	1	42.4	0.9	2.1	5.8	-	-
Loans	-	7	44.4	5.5	11.6	9.6	-	-
Total/average	7.9	166	1,601.1	100.5	5.9	6.8	6.4	93.5
Irish portfolio summary

			Portfolio	Ann.	EPRA	Acq’n
	Area	No. of	value[1]	TU NOI[2]	TU NIY[3]	YOC	WAULT	Occup'y
Sector	(m sq ft)	assets	(£m)	(£m)	(%)	(%)	(years)	(%)
Office	0.8	13	517.8	23.7	4.4	5.9	10.2	94.5
Retail	0.5	4	151.2	9.5	6.0	6.5	16.1	97.9
Industrial	-	-	-	-	-	-	-	-
Leisure	0.0	1	3.2	0.2	5.1	6.9	16.2	100.0
Residential	0.5	3	153.2	7.1	4.4	4.0	-	96.44
Property Total	1.8	21	825.4	40.5	4.7	5.8	11.8	94.2
Development[5]	-	2	22.8	-	-	-	-	-
Hotel	-	1	32.0	1.1	3.2	5.1	-	-
Loans	-	3	23.0	1.1	4.5	4.0	-	-
Total/average	1.8	27	903.2	42.7	4.6	5.7	11.8	94.2
Spanish portfolio summary

			Portfolio	Ann.	EPRA	Acq’n
	Area	No. of	value[1]	TU NOI[2]	TU NIY[3]	YOC	WAULT	Occup'y
Sector	(m sq ft)	assets	(£m)	(£m)	(%)	(%)	(years)	(%)
Retail	0.8	15	136.5	8.5	5.9	6.7	2.8	81.4
Development[5]	-	2	68.1	-	-	-	-	-
Total/average	0.8	17	204.6	8.5	5.9	6.7	2.8	81.4
Italian portfolio summary

			Portfolio	Ann.	EPRA	Acq’n
	Area	No. of	value[1]	TU NOI[2]	TU NIY[3]	YOC	WAULT	Occup'y
Sector	(m sq ft)	assets	(£m)	(£m)	(%)	(%)	(years)	(%)
Office	1.1	9	169.3	10.2	5.8	6.3	5.7	100.0
Total/average	1.1	9	169.3	10.2	5.8	6.3	5.7	100.0

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Total portfolio summary

			Portfolio	Ann.	EPRA	Acq’n
	Area	No. of	value[1]	TU NOI[2]	TU NIY[3]	YOC	WAULT	Occup'y
Sector	(m sq ft)	assets	(£m)	(£m)	(%)	(%)	(years)	(%)
Office	4.6	52	1,516.9	85.9	5.4	6.5	6.2	93.9
Retail	3.2	113	625.0	41.3	6.3	6.7	8.9	92.8
Industrial	2.8	26	172.3	11.5	6.3	7.4	7.3	91.4
Leisure	0.4	8	92.2	5.4	5.5	6.6	12.9	97.0
Residential	0.6	4	239.1	9.2	3.6	3.5	-	95.2[4]
Property Total	11.6	203	2,645.5	153.3	5.5	6.4	7.3	93.4
Development[5]	-	4	90.9	-	-	-	-	-
Hotel	-	2	74.4	2.0	2.6	5.6	-	-
Loans	-	10	67.4	6.6	9.2	8.2	-	-
Total/average	11.6	219	2,878.2	161.9	5.5	6.5	7.3	93.4

1.
Portfolio value is based on valuation by external valuers CBRE & Colliers (for direct property portfolio) and Duff & Phelps (for loan portfolio) at 31-Dec-16 adjusted for acquisitions, capital expenditure and disposals in the Period; the investment portfolio is revalued on a semi-annual basis, at 30 June and 31 December each year, by third party external valuers appointed by the Group

2.	Annualised topped-up NOI at 31 March 2017 includes expiration of rent-free periods and contracted rent steps over the next two years

3.	EPRA topped-up net initial yield

4.	Excludes commercial units

5.	Includes two development sites in each of Ireland and Spain
Total portfolio: Top ten assets1

	Country			Approx area	EPRA TU NIY[2]	WAULT[3]	Occup'y4
Asset		City	Sector	(000 sq ft)	(%)	(years)	(%)
Buckingham Palace Road	UK	London, SW1	Office	224	4.4	3.8	100.0
Baggot Plaza	Ireland	Dublin 4	Office	129	4.4	19.2	100.0
40/42 Mespil Road	Ireland	Dublin 4	Office	118	3.7	11.2	100.0
Russell Court	Ireland	Dublin 2	Office	139	4.5	8.7	100.0
Pioneer Point	UK	London, Ilford	PRS[5]	151[6]	2.3	n/a	92.0
Vantage / Central Park	Ireland	Dublin 18	PRS[5]	260	4.3	n/a	98.6[7]
Towers Business Park	UK	Manches.	Office	289	5.8	4.1	97.1
Stillorgan S. C.	Ireland	Co. Dublin	Retail	142	5.7	6.6	97.5
Moraleja Green	Spain	Madrid	Retail	325	5.6	1.7	68.9
Friars Bridge Court	UK	London, SE1	Office	99	4.2	1.8	91.2
Total				1,876	4.4	6.9	94.0

1.    Excludes loans secured by real estate assets
2.    EPRA topped-up net initial yield: Topped-up annualised rental income less non-recoverable property operating expenses, divided by the portfolio value, (adding purchaser’s costs)
3.    WAULT to first break, calculated on commercial assets excluding hotels, residential and development properties
4.    Based on ERV
5.    Private rented sector residential
6.    Excludes area of vacant south tower
7.    Excludes commercial

Total portfolio: Top ten tenants at 31 March 20171

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Tenant	Topped-up gross annual rent (£m)	% of total topped-up gross annual rent
Italian Government	11.7	7.8
Bank of Ireland	9.2	6.1
Telegraph Media Group	7.0	4.7
British Telecommunications Plc	4.9	3.3
KPMG	4.2	2.8
Carrefour	4.1	2.7
UK Government	3.8	2.5
HSBC Plc	3.6	2.4
Mason Hayes & Curran	3.0	2.0
Conoco (UK) Ltd	3.0	2.0
Top ten tenants	54.5	36.3
Remaining tenants	95.7	63.7
Total	150.2	100.0

Lease expiry profile1

	Number of leases expiring	Topped-up gross annual rent (£m)[2]	% of total topped-up gross annual rent
2017	114	8.7	5.8
2018	84	14.6	9.7
2019	69	14.3	9.5
2020	85	17.5	11.6
2021	71	16.3	10.8
2022	56	23.7	15.7
2023	24	4.7	3.1
2024	20	4.9	3.3
2025	20	2.5	1.7
Thereafter	120	43.5	28.8
Total	663	150.7	100.0

1.	Topped-up gross annual rent from commercial leases only – excludes residential, hotel and development assets, loan portfolios and other miscellaneous income

2.	Topped-up gross rent payable at earliest of break or expiry date

Kennedy Wilson Europe Real Estate Plc        11